UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 6, 2008

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2008, Authentidate Holding Corp. (the “Company”) entered into an employment agreement with its President, O’Connell Benjamin, the material terms of which are summarized below. As used in the following summary, the term “Executive” shall refer to Mr. Benjamin. The following description of this employment is qualified in its entirety by reference to the full text of such agreement.

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The employment agreement is effective as of January 1, 2008 for an initial term expiring December 31, 2008, unless sooner terminated as provided therein. Under the employment agreement, the Executive will receive a base salary of $290,000.

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The Executive may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors targeted at 50% of his base salary. The bonus will be based on revenue and income targets and other key objectives established by the Board of Directors or Management Resources and Compensation Committee.

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In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as those terms are defined in the employment agreement, or in the event the Executive’s employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in the Company’s health and welfare plans until the later of the expiration date of the agreement or the end of the month of the one-year anniversary of the termination of his employment; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event the Company decides not to renew the agreement or if the Company and the Executive are unable to reach agreement on the terms of a new agreement prior to the expiration date, the Executive will be entitled to the severance payments described above.

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In the event of the termination of the Executive’s employment by the Company without “cause”, or by the Executive for “good reason”, or if upon the expiration of the employment agreement the Executive’s employment is not renewed, the conditions to the vesting of any outstanding equity incentive awards granted to the Executive shall be deemed void and all such awards shall be immediately and fully vested and exercisable. Further, any stock option awards then outstanding shall be deemed amended so as to remain exercisable for the duration of their term. In addition, in the event of a “Change in Control” of the Company, as defined in the employment agreement, the Executive would have the right to terminate his employment for any reason within a limited period of time following the change of control and such termination would be deemed for “good reason”.

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If the Executive’s employment is terminated by the Company for “cause” or by the Executive without “good reason,” the Executive is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

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Pursuant to the employment agreement, the Executive is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

Item 8.01	Other Events

On June 10, 2008, the Company announced by press release that it has entered into a joint venture agreement with EncounterCare Solutions, Inc. to form “ExpressMD™ Solutions”, a joint venture formed to provide an on-line service combining EncounterCare’s “Electronic House Call” patient vital signs monitoring appliances with a specially designed web-based management and monitoring software module based on the Company’s Inscrybe™ healthcare platform. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Title or Description
	10.1	Employment Agreement between the Company and O’Connell Benjamin.

	99.1	Press Release dated June 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name: Title: Date:	O’Connell Benjamin President June 10, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and O’Connell Benjamin.

99.1	Press Release dated June 10, 2008

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